EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 Registration No. 33-71822 and Form F-3 (Nos. 333-112136, 333-121611 and 333-126416) of our report dated March 30, 2006, with respect to the consolidated financial statements of LanOptics Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ Kost Forer Gabbay & Kasierer —————————————— Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

March 30, 2006
Tel Aviv, Israel